Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-8 of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.) of our report dated June 15, 2018, with respect to the consolidated financial statements of Beyond Air, Inc. included in the Transition Report on Form 10-KT of for the transition period ended March 31, 2018 and Annual Report on Form 10-K for the year ended March 31, 2019.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
May 13, 2020